      As filed with the Securities and Exchange Commission on June 30, 1998
                           Registration Statement No.333-
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        INTEGRA LIFESCIENCES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                        51-0317849
    ------------------------------                        -------------------
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)

                                               Integra LifeSciences Corporation
                                                   1998 Stock Option Plan
              105 Morgan Lane                  Integra LifeSciences Corporation
        Plainsboro, New Jersey 08536             Employee Stock Purchase Plan
        ----------------------------           --------------------------------
 (Address of Registrant's principal executive     (Full title of the plans)
                 offices)

              Stuart M. Essig
   President and Chief Executive Officer
      Integra LifeSciences Corporation
              105 Morgan Lane
        Plainsboro, New Jersey 08536                  (609) 275-0500
        ----------------------------                  ---------------
   (Name and address of agent for service)    (Telephone number, including area
                                                 code, of agent for service)

                  Please send copies of all communications to:

                          John E. Stoddard III, Esquire
                           DRINKER BIDDLE & REATH LLP
                                    Suite 300
                              105 College Road East
                            Princeton, NJ 08542-0627

                         CALCULATION OF REGISTRATION FEE


======================== ---------------------- ---------------------- ---------------------- ======================

  Title of Securities                             Proposed maximum       Proposed maximum
         to be               Amount to be        offering price per     aggregate offering          Amount of
      registered            registered (1)            share (2)              price (2)          registration fee
======================== ====================== ====================== ====================== ======================
Common Stock             1,500,000(3)           10,000      @ $7.625   $76,250                $22.49
($.01 par value)
                                                1,490,000   @ $7.0625  $10,523,125            $3,104.33
======================== ====================== ====================== ====================== ======================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based on the price at which such option may be exercised. As to the remaining 1,490,000 shares, the price and fee are computed based upon $7.0625, the average of the high and low prices for the Common Stock reported on the NASDAQ National Market System on June 26, 1998.
(3) Amount includes 1,000,000 shares issuable under the 1998 Stock Option Plan and 500,000 shares issuable under the Employee Stock Purchase Plan.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

                  The following documents which have been filed by Integra LifeSciences Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (c) the description of the common stock, par value $.01 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 10/A (File No. 0-26224) filed with the Commission, which became effective on August 8, 1995, including any amendments or reports filed for the purpose of updating such description; and

                  (d) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 1998.

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

Item 4.  Description of Securities.

                  Not applicable because the Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  William M. Goldstein, the Secretary of the Registrant, was a Director of the Registrant until May 18, 1998. Mr. Goldstein is a partner in the law firm of Drinker Biddle & Reath LLP, counsel to the Registrant. Mr. Goldstein owns 18,250 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

                  The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

                  The By-laws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted under Delaware law.

                  The Registrant has directors and officers liability insurance coverage and has entered into indemnification agreements with each of its directors and executive officers.

                  Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

4.1               Integra LifeSciences Corporation 1998 Stock Option Plan.

4.2               Integra LifeSciences Corporation Employee Stock Purchase Plan.

5                 Opinion of Drinker Biddle & Reath LLP.

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25                Powers of Attorney (See Signature Page).


Item 9.  Undertakings

         1.       Undertakings Required by Regulation S-K Item 512(a)

                  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not
previously disclosed in this Registration Statement or any material change to such information in thisRegistration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Undertakings Required by Regulation S-K Item 512(b).

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Undertakings Required by Regulation S-K Item 512(h).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainsboro, New Jersey, on June 30, 1998.

                                                INTEGRA LIFESCIENCES CORPORATION

                                                By: /s/ Stuart M. Essig
                                                Stuart M. Essig, President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stuart M. Essig and David B. Holtz, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                     Title                                   Date
      ---------                                     -----                                   ----
/s/ Stuart M. Essig                           Chief Executive Officer,                      June 30, 1998
--------------------------                    President and Director (Principal Executive
    Stuart M. Essig                           Officer)

/s/ David B. Holtz                            Vice President and Treasurer                  June 30, 1998
----------------------------                  (Principal Financial and Accounting Officer)
    David B. Holtz

/s/ Richard E. Caruso, PhD                    Director                                      June 30, 1998
--------------------------
    Richard E. Caruso, PhD

/s/ George W. McKinney III                    Director                                      June 30, 1998
 -------------------------
     George W. McKinney III

/s/ James M. Sullivan                         Director                                      June 30, 1998
---------------------------
    James M. Sullivan

/s/ Edmund L. Zalinski                        Director                                      June 30, 1998
---------------------------
    Edmund L. Zalinski


                                  EXHIBIT INDEX

Exhibit No.                         Description
----------                         -------------
4.1                                 Integra LifeSciences Corporation
                                    1998 Stock Option Plan

4.2                                 Integra LifeSciences Corporation
                                    Employee Stock Purchase Plan

5                                   Opinion of Drinker Biddle & Reath LLP

23.1                                Consent of Coopers & Lybrand, L.L.P.

23.2                                Consent of Drinker Biddle & Reath LLP
                                    (Included in Exhibit 5)

25                                  Powers of Attorney
                                    (See Signature Page)